Exhibit 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Steven Madden, Ltd. on Form S-8 (Nos. 333-117667, 333-117666, 333-106746, 333-98067, 333-68712, 333-40924, 333-86903, 333-59995, 333-39335,
333-16381, 333-05773 and 333-138584), Form S-3 (No. 333-91127) and Form S-3/A
(Nos. 333-46441 and 333-59295), of our report dated March 7, 2007, with respect to our audits of the consolidated financial statements as of December 31, 2006, and 2005 and for the years in the three-year period ended December 31, 2006, and our report dated March 7, 2007 on our audit of Management's Annual Report on Internal Control over Financial Reporting and the Effectiveness of Internal Control over Financial Reporting of Steven Madden, Ltd. and subsidiaries, which are included in the Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the reference to our firm in the Registration Statements on Form S-3 and Form S-3/A under the caption "Experts".




Eisner LLP

New York, New York
March 7, 2007